UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2007
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 14, 2007, Ireland Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Columbus Brine Inc. (“CBI”), pursuant to which, the Company has agreed to acquire CBI by merging it with, and into, the Company’s wholly owned subsidiary, CBI Acquisition Inc. (“Acquisition Sub”). Also party to the Merger Agreement are the principals of CBI, John T. Arkoosh, William Maghan and Lawrence E. Chizmar Jr. (collectively referred to as the “CBI Principals”).

In exchange for the outstanding shares of CBI, the Company has agreed to issue shares of its common stock, and share purchase warrants to acquire additional shares of the Company’s common stock, as follows:

(a)

Shares of the Company’s Common Stock: The Company will issue to the shareholders of CBI shares of its common stock valued at approximately $20,000,000. The total number of shares to be issued by the Company will be determined by dividing $20,000,000 by the Exchange Price. For purposes of the Merger Agreement, the Exchange Price will be the average daily closing price for the Company’s common stock as quoted by the OTC Bulletin Board for the 60 consecutive calendar days ending prior to January 15, 2008. However, if the actual average closing price as calculated above is less than $0.25 per share, then the Exchange Price will be deemed to be $0.25 per share, and if the actual average closing price is more than $2.00 per share, then the Exchange Price will be deemed to be $2.00 per share. Based on this formula, and based upon the Company’s current stock price, the Company expects to issue approximately 10,600,000 shares of its common stock under the Merger Agreement.

(b)

Share Purchase Warrants: For every two shares of the Company’s common stock to be issued as described above, the Company will also issue one share purchase warrant (each a “Merger Warrant”) entitling the holder to purchase one additional shares of the Company’s common stock at a price equal to 125% of the Exchange Price for a period of five years from the date of closing. The Merger Warrants will also contain the following material terms:

(i)

Each Merger Warrant will provide the holder with a cashless right of exercise. If the holder chooses to use the cashless exercise rights, the total number of shares that the holder will be entitled to will be determined by the difference between the average closing price of the Company’s common stock over the five trading days prior to exercise and the exercise price of the Merger Warrant. If the holder chooses to use the cashless exercise right, he or she must do so with respect to all of the shares that remain issuable under his or her Merger Warrants at the time the cashless exercise right is triggered.

(ii)

The Company will have the right to accelerate the expiration date of the Merger Warrants after 2.5 years if the average closing price for the Company’s common stock over any 20 consecutive trading days is greater than 150% of the exercise price. If the Company exercises this acceleration right, the expiration date for the Merger Warrants will be accelerated to the date that is 30 days after the Company sends out notice that it is exercising the acceleration right.

Closing of the acquisition is scheduled for January 31, 2008, but is subject to a number of conditions, including the following:

(a)	The shareholders of CBI approving the merger with Acquisition Sub;

(b)

The Company receiving satisfactory evidence that the issuance of the above securities to the shareholders of CBI will qualify for the registration exemptions provided under Rule 506 of Regulation D promulgated under the Securities Act of 1933;

(c)	The Company receiving audited annual financial statements and unaudited interim financial statements for CBI; and

(d)	The Company completing its due diligence investigations into the affairs of CBI to its satisfaction.

The Company is acquiring CBI in order to acquire all of CBI’s right and title to the potential gold, silver and calcium carbonate project known as the Columbus Project. On August 14, 2007, the Company had acquired an option to acquire the Columbus Project from CBI. Under the terms of this option agreement (the “Columbus Option Agreement”), the Company had the right to acquire up to a 15% undivided interest in the Columbus Project by making certain expenditures on the project, and the right to acquire 100% of the Columbus Project by merging with CBI. Under the terms of the Columbus Option Agreement, the Company could not exercise its option to acquire CBI until January 1, 2008. However, based on the results of technical activities to date, the Company and CBI agreed to accelerate the exercise of the Company’s option. Just prior to executing the Merger Agreement, CBI increased the size of the Columbus Project by acquiring rights to an additional set of mineral claims, increasing the total project area from approximately 19,300 acres to approximately 42,500 acres. The rights to the additional mineral claims were acquired by CBI under a mining lease agreement (the “CBI – DDB Agreement”) with the DDB Syndicate. Douglas Birnie, the Company’s President and CEO, owns a 1/8 interest in the DDB Syndicate. Mr. Birnie acquired his interest in the DDB Syndicate prior to his joining the Company. Based upon his 1/8 interest in the DDB Syndicate, Mr. Birnie could be entitled potential payments of up to $50,000 under the CBI – DDB Agreement or, alternatively, a 0.25% royalty on net smelter returns from the claims covered by the agreement.

A copy of the Merger Agreement and the Company’s press release announcing the Merger Agreement are attached as exhibits to this report.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

Effective on December 14, 2007, Ireland Inc. (the “Company”) increased the size of its Board of Directors from one director to three directors and appointed Robert D. McDougal and Michael A. Steele to fill the vacancies created by the increase. Mr. McDougal has acted as the Company’s Chief Financial Officer since March 30, 2007.

For the past 15 years, Mr. Steele has been the president and director of Avonlea Investments Ltd., a private company. From 1998 to 2000, Mr. Steele acted as the president of International Menu Solutions Corp., a company formerly quoted on the OTC Bulletin Board. Mr. Steele also owns 50% of Avonlea Ventures #2 Inc. Avonlea Ventures #2 participated in the Company’s $0.65 private placement offering to non-US persons, purchasing an aggregate of 400,000 units at a price of $0.65 per unit, or $260,000 in the aggregate. Each unit consisted of one share of the Company’s common stock and one-half (1/2) of one share purchase warrant, with each one full share purchase warrant entitling the holder to purchase one additional share of the Company’s common stock at an exercise price of $1.00 per share. The Company does not currently have a compensatory arrangement with Mr. Steele.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	Financial Statements And Exhibits

(c)	Exhibits

	10.1	Agreement and Plan of Merger dated December 14, 2007 among Ireland Inc., CBI Acquisition Inc., Columbus Brinine Inc., John T. Arkoosh, William Maghan and Lawrence E. Chizmar Jr.

	99.1	News Release dated December 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.

Date: December 20, 2007
	By:	/s/ Douglas D.G. Birnie

Douglas D.G. Birnie
Chief Executive Officer and President